SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2026

IF BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35226	45-1834449
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

201 East Cherry Street, Watseka, Illinois	60970
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (815) 432-2476

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IROQ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On January 14, 2026, ServBanc Holdco, Inc. (“ServBanc Holdco”), the holding company for Servbank, National Association (“Servbank”), and IF Bancorp, Inc. (“IF Bancorp”) (NASDAQ: IROQ), the holding company for Iroquois Federal Savings and Loan Association (“Iroquois Federal”), issued a joint press release announcing the receipt of all requisite regulatory approvals to complete their pending merger and the merger of their subsidiary banks. The parties expect to complete the proposed transaction in the first quarter of 2026, subject to the satisfaction of customary closing conditions, including the receipt of IF Bancorp shareholder approval.
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often, but not always, include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include and the other factors detailed from time to time in IF Bancorp’s reports filed with the Securities and Exchange Commission, including those described in its Forms 10-K and the following: delays in completing or the inability to complete the merger, including delays in obtaining or the inability to obtain shareholder approval, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Servbank and Iroquois Federal, the reaction of the companies’ customers, employees and counterparties to the transaction, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which ServBanc Holdco and IF Bancorp are engaged, the effects of any shutdown of the federal government, or changes in the securities markets and other risks and uncertainties. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Neither ServBanc Holdco nor IF Bancorp undertakes, and each specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. All forward-looking statements, express or implied, included herein are qualified in their entirety by this cautionary statement.

Additional Information

In connection with the proposed merger, IF Bancorp has provided its shareholders with a proxy statement and other relevant documents concerning the proposed transaction. Shareholders of IF Bancorp are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. In addition to the proxy statement mailed to shareholders of IF Bancorp, IF Bancorp shareholders are also able to obtain a copy of the proxy statement, and any other relevant documents, without charge, at the Securities and Exchange Commission website (www.sec.gov), on the IF Bancorp investor relations website (ifbancorp.q4ir.com), or by directing a request to:

Ashtyn Barrett
Corporate Secretary
IF Bancorp, Inc.
201 East Cherry Street
Watseka, IL 60970

The information available through IF Bancorp’s investor relations website is not and shall not be deemed part of this Current Report on Form 8-K or incorporated by reference into other filings that IF Bancorp makes with the Securities and Exchange Commission.

IF Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IF Bancorp in connection with the proposed transaction. Information about the directors and executive officers of IF Bancorp is set forth in IF Bancorp’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 11, 2025, and in the amendment to its Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 28, 2025. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1	Joint Press Release issued on January 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IF BANCORP, INC.
DATE: January 14, 2026	By:	/s/ Walter H. Hasselbring, III
Walter H. Hasselbring, III
Chief Executive Officer